Viatris Reports Strong Second Quarter Results

Board of Directors Declares Quarterly Dividend of Eleven Cents ($0.11) per Share

Company Raises 2021 Financial Guidance

PITTSBURGH – August 9, 2021
•Reports Second Quarter 2021 Financial Results - Total Revenues of $4.58 billion, U.S. GAAP Net Loss of $279 million, Adjusted EBITDA of $1.68 billion, U.S. GAAP Net Cash Provided by Operating Activities of $559 million, Free Cash Flow of $470 million
•Updates 2021 Financial Guidance (1) - Raises Total Revenues Guidance Range to $17.5 billion to $17.9 billion from $17.2 billion to $17.8 billion, Raises Adjusted EBITDA Guidance Range to $6.15 billion to $6.45 billion from $6.0 billion to $6.4 billion, Raises Free Cash Flow Guidance Range to $2.2 billion to $2.4 billion from $2.0 billion to $2.3 billion
•Announces Board of Directors Declares Quarterly Dividend of Eleven Cents ($0.11) per Share
•Pays Down $1.15 billion of Debt in First Half of 2021
•Receives Historic Approval for First Interchangeable Biosimilar in the U.S. for Semglee® for the Treatment of Diabetes in July (substitutable for the reference product, Lantus®)

(1)    Viatris is not providing forward-looking guidance for U.S. GAAP net (loss) earnings or a quantitative reconciliation of its 2021 adjusted EBITDA guidance. U.S. GAAP net cash provided by operating activities for 2021 is estimated to be between $2.80 billion and $2.95 billion. Please see "Updated 2021 Financial Guidance" and "Non-GAAP Financial Measures" for additional information.
Viatris Inc. (NASDAQ: VTRS) today reported results for the second quarter of 2021, highlighted by strong performance across the entire business and substantial cash flow generation.
Viatris also announced that its Board of Directors declared a quarterly dividend of eleven cents ($0.11) for each issued and outstanding share of the company’s common stock. The dividend is payable on September 16, 2021 to stockholders of record at the close of business on August 24, 2021.
Executive Comments
“We delivered another quarter of strong results," said Viatris Chief Executive Officer Michael Goettler. “We are executing at a high level across the entire business, and we continue to leverage our scientific and R&D capabilities to pave the way for patients’ access to safe, effective, and high-quality medicines. We have raised our financial guidance for the year, and we have strong momentum going into the second half of 2021. Therefore, at the end of the third quarter, we will be open, once again, to reassess financial guidance.”
“The historic approval for the first interchangeable biosimilar in the U.S. we recently received is, perhaps, one of the most significant milestones to date demonstrating the success of our scientific capabilities," said Viatris President Rajiv Malik. “We fully intend to leverage these scientific capabilities to continue to add high-value assets to our pipeline going forward, to break down barriers to access, bring forth first-to-market products and blaze new trails to increase access to complex treatments for patients.”
“This quarter continues to highlight our ability to generate substantial cash flow which was above our expectations," said Viatris Chief Financial Officer Sanjeev Narula. “Our strong cash flow performance allowed us to repay $1.15 billion of debt in the first half of the year, while also paying our first quarterly dividend. We anticipate significant increases in cash flow generation in the coming years, driven by strong underlying business performance, a reduction in one-time costs and continued improvement in cash flow conversion.”

Financial Summary

	Three Months Ended
	June 30,
(Unaudited; in millions, except %s)	2021	2020	Reported Change(1)	Combined Adjusted Operational Change(2)(3)	Combined LOE Adjusted Operational Change(2)(3)
Total Net Sales	$4,561.7	$2,695.9	69%	—%	4%
Developed Markets	2,640.4	1,982.7	33%	2%	2%
Emerging Markets	870.0	410.3	112%	12%	12%
JANZ	501.0	280.2	79%	(22)%	6%
Greater China	550.3	22.7	nm	(3)%	(3)%

Net Sales by Product Category
Brands	$2,701.7	$1,073.0	152%	(3)%	3%
Complex Gx and Biosimilars	332.8	351.1	(5)%	(8)%	(8)%
Generics	1,527.2	1,271.8	20%	8%	8%

U.S. GAAP Gross Profit	$1,327.7	$1,025.7	29%
U.S. GAAP Gross Margin	29.0%	37.6%
Adjusted Gross Profit (4)	$2,677.2	$1,482.8	81%
Adjusted Gross Margin (4)	58.5%	54.3%

U.S. GAAP Net (Loss) Earnings	$(279.2)	$39.4	nm
Adjusted Net Earnings (4)	$1,180.6	$574.3	106%

EBITDA (4)	$1,281.8	$569.1	125%
Adjusted EBITDA (4)	$1,675.4	$878.6	91%	(8)%	(3)%

U.S. GAAP net cash provided by operating activities	$559.4	$379.5	47%
Capital expenditures	89.3	44.5	101%
Free cash flow (4)	$470.1	$335.0	40%

	Six Months Ended
	June 30,
(Unaudited; in millions, except %s)	2021	2020	Reported Change(1)	Combined Adjusted Operational Change(2)(3)	Combined LOE Adjusted Operational Change(2)(3)
Total Net Sales	$8,961.8	$5,284.1	70%	(3)%	1%
Developed Markets	5,212.0	3,969.1	31%	(2)%	(2)%
Emerging Markets	1,624.7	753.8	116%	3%	3%
JANZ	982.9	523.4	88%	(23)%	9%
Greater China	1,142.2	37.8	nm	3%	3%

Net Sales by Product Category
Brands	$5,426.3	$2,134.5	154%	(6)%	1%
Complex Gx and Biosimilars	661.7	604.4	9%	7%	7%
Generics	2,873.8	2,545.2	13%	—%	—%

U.S. GAAP Gross Profit	$2,455.0	$1,931.8	27%
U.S. GAAP Gross Margin	27.3%	36.1%
Adjusted Gross Profit (4)	$5,317.1	$2,863.2	86%
Adjusted Gross Margin (4)	59.0%	53.5%

U.S. GAAP Net (Loss) Earnings	$(1,316.8)	$60.2	nm
Adjusted Net Earnings (4)	$2,297.0	$1,041.5	121%

EBITDA (4)	$2,449.9	$1,152.0	113%
Adjusted EBITDA (4)	$3,312.0	$1,629.3	103%	(10)%	(5)%

U.S. GAAP net cash provided by operating activities	$1,408.2	$670.6	110%
Capital expenditures	138.8	87.9	58%
Free cash flow (4)	$1,269.4	$582.7	118%
___________
(1)Q2 2020 and YTD 2020 represent Mylan standalone results for the respective 2020 periods. Mylan was the accounting acquiror in the combination of Mylan N.V. with Pfizer Inc.'s Upjohn business and therefore the historical financial statements of Mylan for periods prior to the combination are considered to be the historical financial statements of Viatris.
(2)Represents operational change for net sales. See “Certain Key Terms” in this release for more information.
(3)See “Certain Key Terms” for more information about Combined Adjusted Q2 and YTD 2020 results and Combined LOE Adjusted Q2 and YTD 2020 results.
(4)Non-GAAP financial measures. See "Non-GAAP Financial Measures" for additional information.

Second Quarter Highlights
•Second quarter 2021 net sales totaled $4.56 billion, flat compared to combined adjusted Q2 2020 results, up 4% compared to combined LOE adjusted Q2 2020 results, driven by solid performance across all four of our segments—Developed Markets, Emerging Markets, JANZ (Japan, Australia and New Zealand), and Greater China.
•Brands performed better than expectations, driven by products such as Viagra®, Dymista® and the Thrombosis portfolio.
•Complex generics and biosimilars performed in line with expectations, with 40% growth in Biosimilars offset by anticipated competition in select Complex Gx products.
•Generics, which include diversified product forms such as extended-release oral solids, injectables, transdermals and topicals, performed better than expectations, driven primarily by COVID-19 related products.
•The Company generated an additional $224 million in new product revenue (as defined in "Certain Key Terms" below) in the second quarter ($397 million for the year to date period), and is on track to meet $690 million in new product revenue in 2021.
•The Company generated $470 million of free cash flow in the second quarter ($1.27 billion for the year to date period), primarily driven by solid U.S. GAAP net cash provided by operating activities of $559 million in the quarter ($1.41 billion for the year to date period).
•Continued solid progress in advancing key pipeline programs for biosimilars, complex products and complex injectables, including the approval of Semglee® as the first interchangeable biosimilar in the U.S. in July.
Integration and Restructuring
•Workforce actions related to the Company’s previously announced global restructuring program are well underway.
•The Company remains on track to realize approximately $500 million of cost synergies this year and to achieve at least $1 billion of cost synergies by 2023.
Capital Allocation
•Viatris paid its inaugural quarterly cash dividend of eleven cents ($0.11) per share on June 16, 2021. The Viatris Board of Directors declared a second quarterly dividend of eleven cents ($0.11) per share payable on September 16, 2021.
•For the six months ended June 30, 2021, the Company has repaid approximately $1.15 billion of debt and expects to repay additional debt in the second half of 2021, which is in line with the commitment to repay approximately $6.5 billion of debt through 2023, and remains fully committed to maintaining its investment grade credit rating.
COVID-19 Response
•The Company continues to support the health and safety of colleagues and their families around the world as a top priority.
•Viatris has ramped up production of antiviral medicines, and continues to work with government authorities in India to further reduce the cost of the medicines and educate more than 20,000 healthcare professionals about product usage.
•Viatris has a broad, diverse and resilient global manufacturing and supply chain footprint. The Company is not dependent on any one country or site. Even in India, the Company's manufacturing footprint is spread over five different states, which mitigates the risk of disruption in any given part of the country.

Updated 2021 Financial Guidance
As a result of the underlying strength of the business, Viatris is raising its financial guidance for 2021 as set forth below. The Company is not providing forward-looking guidance for U.S. GAAP net loss or a quantitative reconciliation of its 2021 adjusted EBITDA guidance to the most directly comparable U.S. GAAP measure, U.S. GAAP net (loss) earnings, because it is unable to predict with reasonable certainty the ultimate outcome of certain significant items, including integration and acquisition-related expenses, restructuring expenses, asset impairments, litigation settlements and other contingencies, such as changes to contingent consideration and certain other gains or losses, as well as related income tax accounting, because certain of these items have not occurred, are out of the Company’s control and/or cannot be reasonably predicted without unreasonable effort. These items are uncertain, depend on various factors, and could have a material impact on U.S. GAAP reported results for the guidance period. U.S. GAAP net cash provided by operating activities for 2021 is estimated to be between $2.80 billion and $2.95 billion, with a midpoint of approximately $2.875 billion.
Updated 2021 Financial Guidance

	Updated Guidance		Previous Guidance
(In billions)	Range	Midpoint	Range	Midpoint
Total Revenues	$17.5 - $17.9	$17.7	$17.2 - $17.8	$17.5
Adjusted EBITDA (1)	$6.15 - $6.45	$6.3	$6.0 - $6.4	$6.2
Free Cash Flow (1)	$2.2 - $2.4	$2.3	$2.0 - $2.3	$2.15
(1)    Non-GAAP financial measures. See "Non-GAAP Financial Measures" for additional information.
Conference Call and Earnings Materials
Viatris Inc. will host a conference call and live webcast, today at 10:00 a.m. ET, to review the Company's financial results for the second quarter ended June 30, 2021. Investors and the general public are invited to listen to a live webcast of the call at investor.viatris.com or by calling 855.493.3607 or 346.354.0950 for international callers (ID#: 9972248). The "Viatris Q2 Earnings Presentation", which will be referenced during the call, can be found at investor.viatris.com. A replay of the webcast also will be available on the website.
Certain Key Terms
The combined measures described herein are calculated as indicated, are reflected as approximations and/or with rounding, and do not reflect pro forma results in accordance with ASC 805 or Article 11 of Regulation S-X. Such measures also do not reflect the effect of any purchase accounting adjustments, including but not limited to the elimination of intercompany sales and the fair value of assets and liabilities. Viatris believes these combined 2020 measures provide useful information to understanding and assessing our 2021 performance because they include both Mylan and Upjohn business results, adjusted as set forth below, whereas historical financial information of Viatris prior to November 16, 2020 only represents Mylan’s historical results as Mylan is considered the accounting acquiror of the Upjohn business.
Combined Adjusted Q2 and YTD 2020 results refer to the sum of Mylan’s standalone results and the standalone carve-out results from the Upjohn Business for the 2020 period presented, adjusted for product divestitures in connection with the Combination and sales to Pfizer for pharmaceutical products provided under its U.S. healthcare plan.
Combined LOE Adjusted Q2 and YTD 2020 results refer to Combined Adjusted Q2 and YTD 2020 results, adjusted for the impact of loss of exclusivity (“LOE”) of Lyrica and Celebrex in Japan which occurred after Q2 2020.
New product sales, new product launches or new product revenues refer to revenue from new products launched in 2021 and the carryover impact of new products, including business development, launched since July 1, 2020 (e.g., acquisition of Aspen's thrombosis business in November 2020).
Operational change refers to constant currency percentage change and is derived by translating net sales or revenues for the current periods presented at prior year comparative period exchange rates, and in doing so shows the percentage change from 2021 constant currency net sales or revenues to the corresponding amount in the prior year.
Non-GAAP Financial Measures
This press release includes the presentation and discussion of certain financial information that differs from what is reported under accounting principles generally accepted in the United States ("U.S. GAAP"). These non-GAAP financial measures, including, but not limited to, adjusted gross profit, adjusted gross margins, adjusted net earnings, EBITDA, adjusted EBITDA, free cash flow, adjusted R&D and as a % of total revenues, adjusted SG&A and as a % of total revenues, adjusted earnings from operations, adjusted interest expense, adjusted other (income) expense, adjusted effective tax rate, constant currency total revenues and constant currency net sales are presented in order to supplement investors' and other readers' understanding and assessment of the financial performance of Viatris Inc. ("Viatris" or the "Company"). Free cash flow refers to U.S. GAAP net cash provided by operating activities, less capital expenditures. Management uses these measures internally for forecasting, budgeting, measuring its operating performance, and incentive-based awards. Primarily due to acquisitions and other significant events which may impact comparability of our periodic operating results, Viatris believes that an evaluation of its ongoing operations (and comparisons of its current operations with historical and future operations) would be difficult if the disclosure of its financial results was limited to financial measures prepared only in accordance with U.S. GAAP. We believe that non-GAAP financial measures are useful supplemental information for our investors and when considered together with our U.S. GAAP financial measures and the reconciliation to the most directly comparable U.S. GAAP financial measure, provide a more complete understanding of the factors and trends affecting our operations. The financial performance of the Company is measured by senior management, in part, using adjusted metrics included herein, along with other performance metrics. In addition, the Company believes that including EBITDA and supplemental adjustments applied in presenting adjusted EBITDA is appropriate to provide additional information to investors to demonstrate the Company's ability to comply with financial debt covenants and assess the Company's ability to incur additional indebtedness. The Company also believes that adjusted EBITDA better focuses management on the Company's underlying operational results and true business performance and, is used, in part, for management's incentive compensation. We also report sales performance using the non-GAAP financial measures of "constant currency", also referred to herein as "operational change", total revenues and net sales. These measures provide information on the change in total revenues and net sales assuming that foreign currency exchange rates had not changed between the prior and current period. The comparisons presented at constant currency rates reflect comparative local currency sales at the prior year's foreign exchange rates. We routinely evaluate our net sales and total revenues performance at constant currency so that sales results can be viewed without the impact of foreign currency exchange rates, thereby facilitating a period-to-period comparison of our operational activities and believe that this presentation also provides useful information to investors for the same reason. The "Summary of Total Revenues by Segment" table below compares net sales on an actual and constant currency basis for each reportable segment for the three and six months ended June 30, 2021 and 2020 as well as for total revenues. Also, set forth below, Viatris has provided reconciliations of such non-GAAP financial measures to the most directly comparable U.S. GAAP financial measures. Investors and other readers are encouraged to review the related U.S. GAAP financial measures and the reconciliations of the non-GAAP measures to their most directly comparable U.S. GAAP measures set forth below, and investors and other readers should consider non-GAAP measures only as supplements to, not as substitutes for or as superior measures to, the measures of financial performance prepared in accordance with U.S. GAAP. For additional information regarding the components and uses of Non-GAAP financial measures refer to Management's Discussion and Analysis of Financial Condition and Results of Operations--Use of Non-GAAP Financial Measures section of Viatris’ Quarterly Report on Form 10-Q for the three and six months ended June 30, 2021.

About Viatris
Viatris Inc. (NASDAQ: VTRS) is a new kind of healthcare company, empowering people worldwide to live healthier at every stage of life. We provide access to medicines, advance sustainable operations, develop innovative solutions and leverage our collective expertise to connect more people to more products and services through our one-of-a-kind Global Healthcare Gateway®. Formed in November 2020, Viatris brings together scientific, manufacturing and distribution expertise with proven regulatory, medical and commercial capabilities to deliver high-quality medicines to patients in more than 165 countries and territories. Viatris' portfolio comprises more than 1,400 approved molecules across a wide range of therapeutic areas, spanning both non-communicable and infectious diseases, including globally recognized brands, complex generic and branded medicines, a growing portfolio of biosimilars and a variety of over-the-counter consumer products. With a global workforce of over 40,000, Viatris is headquartered in the U.S., with global centers in Pittsburgh, Shanghai and Hyderabad, India. Learn more at viatris.com and investor.viatris.com, and connect with us on Twitter at @ViatrisInc, LinkedIn and YouTube.
Contacts:
Media:
+1.724.514.1968
Communications@viatris.com
Jennifer Mauer
Head of Global Communications and Corporate Brand
Jennifer.Mauer@viatris.com
Investors:
+1.724.514.1813
InvestorRelations@viatris.com
Bill Szablewski
Head of Capital Markets
William.Szablewski@viatris.com
Melissa Trombetta
Head of Investor Relations
Melissa.Trombetta@viatris.com
Forward-looking Statements
This release contains “forward-looking statements”. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may include, without limitation, 2021 guidance; quarterly dividend of $0.11 per share payable on September 16, 2021 to stockholders of record at the close of business on August 24, 2021; we are executing at a high level across the entire business, and we continue to leverage our scientific and R&D capabilities to pave the way for patients’ access to safe, effective, and high-quality medicines; we have raised our financial guidance for the year, and we have strong momentum going into the second half of 2021; at the end of the third quarter, we will be open, once again, to reassess financial guidance; the historic approval for the first interchangeable biosimilar in the U.S. we recently received is, perhaps, one of the most significant milestones to date demonstrating the success of our scientific capabilities; we fully intend to leverage these scientific capabilities to continue to add high-value assets to our pipeline going forward, to break down barriers to access, bring forth first-to-market products and blaze new trails to increase access to complex treatments for patients; this quarter continues to highlight our ability to generate substantial cash flow which was above our expectations; we anticipate significant increases in cash flow generation in the coming years, driven by strong underlying business performance, a reduction in one-time costs and continued improvement in cash flow conversion; workforce actions related to the Company’s previously announced global restructuring program are well underway; the Company remains on track to realize approximately $500 million of cost synergies this year and to achieve at least $1 billion of cost synergies by 2023; for the six months ended June 30, 2021, the Company has repaid approximately $1.15 billion of debt and expects to repay additional debt in the second half of 2021, which is in line with the commitment to repay approximately $6.5 billion of debt through 2023, and remains fully committed to maintaining its investment grade credit rating; Viatris has ramped up production of antiviral medicines, and continues to work with government authorities in India to further reduce the cost of the medicines and educate more than 20,000 healthcare professionals about product usage; Viatris has a broad, diverse and resilient global manufacturing and supply chain footprint; the Company is not dependent on any one country or site; even in India, the Company's manufacturing footprint is spread over five different states, which mitigates the risk of disruption in any given part of the country; and statements about the transaction pursuant to which Mylan N.V. (“Mylan”) combined with Pfizer Inc.’s Upjohn business (the “Upjohn Business”) in a Reverse Morris Trust transaction (the “Combination”) and Upjohn Inc. became the parent entity of the combined Upjohn Business and Mylan business and was renamed “Viatris Inc.”, the benefits and synergies of the Combination or our global restructuring program, future opportunities for the Company and its products and any other statements regarding the Company’s future operations, financial or operating results, capital allocation, dividend policy and payments, debt ratio and covenants, anticipated business levels, future earnings, planned activities, anticipated growth, market opportunities, strategies, competitions, efforts to create, enhance or otherwise unlock the value of our unique global platform, and other expectations and targets for future periods. Forward-looking statements may often be identified by the use of words such as “will”, “may”, “could”, “should”, “would”, “project”, “believe”, “anticipate”, “expect”, “plan”, “estimate”, “forecast”, “potential”, “pipeline”, “intend”, “continue”, “target”, “seek” and variations of these words or comparable words. Because forward-looking statements inherently involve risks and uncertainties, actual future results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: the integration of Mylan and the Upjohn Business or the implementation of the Company’s global restructuring program being more difficult, time consuming or costly than expected; the possibility that the Company may be unable to achieve expected benefits, synergies and operating efficiencies in connection with the Combination or its global restructuring program within the expected timeframe or at all; the possibility that the Company may be unable to successfully integrate Mylan and the Upjohn Business or implement its global restructuring program; operational or financial difficulties or losses associated with the Company’s reliance on agreements with Pfizer in connection with the Combination, including with respect to transition services; the possibility that the Company may be unable to achieve all intended benefits of its strategic initiatives; the potential impact of public health outbreaks, epidemics and pandemics, including the ongoing challenges and uncertainties posed by the COVID-19 pandemic; the Company’s failure to achieve expected or targeted future financial and operating performance and results; actions and decisions of healthcare and pharmaceutical regulators; changes in relevant laws and regulations, including but not limited to changes in tax, healthcare and pharmaceutical laws and regulations globally (including the impact of potential tax reform in the U.S.); the ability to attract and retain key personnel; the Company’s liquidity, capital resources and ability to obtain financing; any regulatory, legal or other impediments to the Company’s ability to bring new products to market, including but not limited to “at-risk launches”; success of clinical trials and the Company’s or its partners’ ability to execute on new product opportunities and develop, manufacture and commercialize products; any changes in or difficulties with the Company’s manufacturing facilities, including with respect to inspections, remediation and restructuring activities, supply chain or inventory or the ability to meet anticipated demand; the scope, timing and outcome of any ongoing legal proceedings, including government inquiries or investigations, and the impact of any such proceedings on the Company; any significant breach of data security or data privacy or disruptions to our information technology systems; risks associated with having significant operations globally; the ability to protect intellectual property and preserve intellectual property rights; changes in third-party relationships; the effect of any changes in the Company’s or its partners’ customer and supplier relationships and customer purchasing patterns, including customer loss and business disruption being greater than expected following the Combination; the impacts of competition, including decreases in sales or revenues as a result of the loss of market exclusivity for certain products; changes in the economic and financial conditions of the Company or its partners; uncertainties regarding future demand, pricing and reimbursement for the Company’s products; uncertainties and matters beyond the control of management, including but not limited to general political and economic conditions and global exchange rates; and inherent uncertainties involved in the estimates and judgments used in the preparation of financial statements, and the providing of estimates of financial measures, in accordance with U.S. GAAP and related standards or on an adjusted basis. For more detailed information on the risks and uncertainties associated with Viatris, see the risks described in Part I, Item 1A in the 2020 Form 10-K, and our other filings with the SEC. You can access Viatris’ filings with the SEC through the SEC website at www.sec.gov or through our website, and Viatris strongly encourages you to do so. Viatris routinely posts information that may be important to investors on our website at investor.viatris.com, and we use this website address as a means of disclosing material information to the public in a broad, non-exclusionary manner for purposes of the SEC’s Regulation Fair Disclosure (Reg FD). The contents of our website are not incorporated into this release or our other filings with the SEC. Viatris undertakes no obligation to update any statements herein for revisions or changes after the date of this release other than as required by law.

Viatris Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited; in millions, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Revenues:
Net sales	$4,561.7	$2,695.9	$8,961.8	$5,284.1
Other revenues	16.1	35.3	46.3	66.3
Total revenues	4,577.8	2,731.2	9,008.1	5,350.4
Cost of sales	3,250.1	1,705.5	6,553.1	3,418.6
Gross profit	1,327.7	1,025.7	2,455.0	1,931.8
Operating expenses:
Research and development	147.7	156.3	331.8	270.5
Selling, general and administrative	1,204.8	719.4	2,391.3	1,324.8
Litigation settlements and other contingencies, net	23.0	15.8	45.9	17.6
Total operating expenses	1,375.5	891.5	2,769.0	1,612.9
(Loss) earnings from operations	(47.8)	134.2	(314.0)	318.9
Interest expense	167.1	116.2	336.1	236.1
Other expense (income), net	4.2	(2.0)	10.3	32.1
(Loss) earnings before income taxes	(219.1)	20.0	(660.4)	50.7
Income tax provision (benefit)	60.1	(19.4)	656.4	(9.5)
Net (loss) earnings	$(279.2)	$39.4	$(1,316.8)	$60.2
(Loss) earnings per share attributable to Viatris Inc. shareholders
Basic	$(0.23)	$0.08	$(1.09)	$0.12
Diluted	$(0.23)	$0.08	$(1.09)	$0.12
Weighted average shares outstanding:
Basic	1,208.8	516.9	1,208.2	516.7
Diluted	1,208.8	517.2	1,208.2	517.1

Viatris Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited; in millions)

	June 30, 2021	December 31, 2020
ASSETS
Assets
Current assets:
Cash and cash equivalents	$673.9	$844.4
Accounts receivable, net	4,478.7	4,843.8
Inventories	4,487.6	5,471.9
Prepaid expenses and other current assets	2,109.6	1,707.4
Total current assets	11,749.8	12,867.5
Intangible assets, net	27,863.7	29,683.2
Goodwill	11,990.4	12,347.0
Other non-current assets	6,380.2	6,655.3
Total assets	$57,984.1	$61,553.0
LIABILITIES AND EQUITY
Liabilities
Current portion of long-term debt and other long-term obligations	$2,184.4	$2,308.5
Other current liabilities	7,948.2	8,254.4
Long-term debt	20,917.0	22,429.2
Other non-current liabilities	5,727.6	5,606.8
Total liabilities	36,777.2	38,598.9
Shareholders' equity	21,206.9	22,954.1
Total liabilities and equity	$57,984.1	$61,553.0

Viatris Inc.
Select Key Product Net Sales, on a Consolidated Basis
Three and Six Months Ended June 30, 2021
(Unaudited)

(In millions)	Three months ended June 30, 2021	Six months ended June 30, 2021
Select Key Global Products
Lipitor ®	$398.3	$862.9
Norvasc ®	209.8	437.5
Lyrica ®	192.5	380.3
Viagra ®	134.8	274.4
EpiPen® Auto-Injectors	104.1	207.8
Effexor ®	83.5	160.1
Celebrex ®	82.3	171.3
Creon ®	80.7	150.6
Zoloft ®	70.9	147.5
Xalabrands	58.3	116.2

Select Key Segment Products
Dymista ®	$54.6	$94.9
Amitiza ®	52.1	98.0
Xanax ®	48.8	93.9
Yupelri ®	41.8	78.7
____________
(a)The Company does not disclose net sales for any products considered competitively sensitive.
(b)Products disclosed may change in future periods, including as a result of seasonality, competition or new product introductions.

Viatris Inc. and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
(Unaudited)

Reconciliation of U.S. GAAP Net (Loss) Earnings to Adjusted Net Earnings
Below is a reconciliation of U.S. GAAP net (loss) earnings to adjusted net earnings for the three and six months ended June 30, 2021 compared to the prior year period:

	Three Months Ended June 30,		Six Months Ended June 30,
(In millions)	2021	2020	2021	2020
U.S. GAAP net (loss) earnings	$(279.2)	$39.4	$(1,316.8)	$60.2
Purchase accounting related amortization (primarily included in cost of sales) (a)	1,169.8	351.8	2,424.8	704.0
Litigation settlements and other contingencies, net	23.0	15.8	45.9	17.6
Interest expense (primarily amortization of premiums and discounts on long term debt)	(13.4)	5.5	(26.7)	11.3
Clean energy investments pre-tax loss	16.7	17.2	34.6	34.5
Acquisition related costs (primarily included in SG&A) (b)	48.4	122.7	108.2	145.9
Restructuring related costs (c)	254.7	23.6	570.1	32.5
Share-based compensation expense	31.0	15.3	63.7	34.7
Other special items included in:
Cost of sales (d)	99.4	99.5	186.1	215.7
Research and development expense (e)	(6.3)	40.4	8.4	42.1
Selling, general and administrative expense	10.2	9.1	29.5	5.4
Other expense, net	—	(16.1)	—	(16.4)
Tax effect of the above items and other income tax related items (f)	(173.7)	(149.9)	169.2	(246.0)
Adjusted net earnings	$1,180.6	$574.3	$2,297.0	$1,041.5
____________
Significant items include the following:
(a)For the three and six months ended June 30, 2021 includes amortization of the purchase accounting inventory fair value adjustment related to the Combination totaling approximately $477.3 million and $953.7 million, respectively.
(b)Acquisition related costs consist primarily of transaction costs including legal and consulting fees and integration activities.
(c)For the three months ended June 30, 2021 charges of approximately $78.7 million are included in cost of sales, approximately $10.2 million are included in R&D, and approximately $165.8 million are included in SG&A. For the six months ended June 30, 2021 charges of approximately $246.5 million are included in cost of sales, approximately $16.6 million are included in R&D, and approximately $307.0 million are included in SG&A.
(d)Costs incurred during the three and six months ended June 30, 2021 includes incremental manufacturing variances and site remediation activities as a result of the activities at the Company’s Morgantown plant of approximately $44.1 million and $89.1 million, respectively. Costs incurred during the three and six months ended June 30, 2020 primarily relate to incremental manufacturing variances and site remediation activities as a result of the activities at the Company’s Morgantown plant of approximately $63.0 million and $121.8 million, respectively. In addition, the three and six months ended June 30, 2020 includes incremental manufacturing variances incurred as a result of the COVID-19 pandemic of approximately $15.0 million and $22.0 million, respectively. Also, the six months ended June 30, 2020 includes $25.0 million related to a special bonus for plant employees as a result of the COVID-19 pandemic.
(e)Adjustments primarily relate to non-refundable payments related to development agreements.
(f)Adjusted for changes for uncertain tax positions and for certain impacts of the Combination.

Reconciliation of U.S. GAAP Net (Loss) Earnings to EBITDA and Adjusted EBITDA
Below is a reconciliation of U.S. GAAP net (loss) earnings to EBITDA and adjusted EBITDA for the three and six months ended June 30, 2021 compared to the prior year period:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(In millions)	2021	2020	2021	2020
U.S. GAAP net (loss) earnings	$(279.2)	$39.4	$(1,316.8)	$60.2
Add adjustments:
Net contribution attributable to equity method investments	16.7	17.2	34.6	34.5
Income tax provision (benefit)	60.1	(19.4)	656.4	(9.5)
Interest expense (a)	167.1	116.2	336.1	236.1
Depreciation and amortization (b)	1,317.1	415.7	2,739.6	830.7
EBITDA	$1,281.8	$569.1	$2,449.9	$1,152.0
Add adjustments:
Share-based compensation expense	31.0	15.3	63.7	34.7
Litigation settlements and other contingencies, net	23.0	15.8	45.9	17.6
Restructuring, acquisition related and other special items (c)	339.6	278.4	752.5	425.0
Adjusted EBITDA	$1,675.4	$878.6	$3,312.0	$1,629.3
____________
(a)Includes amortization of premiums and discounts on long-term debt.
(b)Includes purchase accounting related amortization.
(c)See items detailed in the Reconciliation of U.S. GAAP Net (Loss) Earnings to Adjusted Net Earnings.

Summary of Total Revenues by Segment

	Three Months Ended
	June 30,
(In millions)	2021	2020	% Change	2021 Currency Impact (1)	2021 Constant Currency Revenues	Constant Currency % Change (2)
Net sales
Developed Markets	$2,640.4	$1,982.7	33%	$(112.1)	$2,528.3	28%
Greater China	550.3	22.7	nm	(0.5)	549.8	nm
JANZ	501.0	280.2	79%	(14.9)	486.1	73%
Emerging Markets	870.0	410.3	112%	(24.3)	845.7	106%
Total net sales	4,561.7	2,695.9	69%	(151.8)	4,409.9	64%

Other revenues (3)	16.1	35.3	(54)%	(0.8)	15.3	(57)%
Consolidated total revenues (4)	$4,577.8	$2,731.2	68%	$(152.6)	$4,425.2	62%

	Six Months Ended
	June 30,
(In millions)	2021	2020	% Change	2021 Currency Impact (1)	2021 Constant Currency Revenues	Constant Currency % Change (2)
Net sales
Developed Markets	$5,212.0	$3,969.1	31%	$(209.1)	$5,002.9	26%
Greater China	1,142.2	37.8	nm	(0.3)	1,141.9	nm
JANZ	982.9	523.4	88%	(36.9)	946.0	81%
Emerging Markets	1,624.7	753.8	116%	(24.6)	1,600.1	112%
Total net sales	8,961.8	5,284.1	70%	(270.9)	8,690.9	64%

Other revenues (3)	46.3	66.3	(30)%	(1.2)	45.1	(32)%
Consolidated total revenues (4)	$9,008.1	$5,350.4	68%	$(272.1)	$8,736.0	63%
____________
(1)Currency impact is shown as unfavorable (favorable).
(2)The constant currency percentage change is derived by translating net sales or revenues for the current period at prior year comparative period exchange rates, and in doing so shows the percentage change from 2021 constant currency net sales or revenues to the corresponding amount in the prior year.
(3)For the three months ended June 30, 2021, other revenues in Developed Markets, Greater China, JANZ, and Emerging Markets were approximately $12.2 million, $(1.4) million, $0.6 million, and $4.7 million, respectively. For the six months ended June 30, 2021, other revenues in Developed Markets, JANZ, and Emerging Markets were approximately $34.5 million, $1.0 million, and $10.8 million, respectively.
(4)Amounts exclude intersegment revenue that eliminates on a consolidated basis.

Reconciliation of Income Statement Line Items
(Unaudited; in millions)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
U.S. GAAP cost of sales	$3,250.1	$1,705.5	$6,553.1	$3,418.6
Deduct:
Purchase accounting related amortization	(1,169.8)	(351.8)	(2,424.8)	(704.0)
Acquisition related items	(1.0)	(1.3)	(3.5)	(2.1)
Restructuring related costs	(78.7)	(4.1)	(246.5)	(8.9)
Share-based compensation expense	(0.6)	(0.4)	(1.2)	(0.7)
Other special items	(99.4)	(99.5)	(186.1)	(215.7)
Adjusted cost of sales	$1,900.6	$1,248.4	$3,691.0	$2,487.2

Adjusted gross profit (a)	$2,677.2	$1,482.8	$5,317.1	$2,863.2

Adjusted gross margin (a)	58%	54%	59%	54%

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
U.S. GAAP R&D	$147.7	$156.3	$331.8	$270.5
Add / (Deduct):
Acquisition related costs	(0.2)	(0.2)	(0.3)	(0.2)
Restructuring and related costs	(10.2)	(0.2)	(16.6)	(0.4)
Share-based compensation expense	(0.8)	(0.7)	(1.9)	(1.1)
Other special items	6.3	(40.4)	(8.4)	(42.1)
Adjusted R&D	$142.8	$114.8	$304.6	$226.7

Adjusted R&D as % of total revenues	3%	4%	3%	4%

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
U.S. GAAP SG&A	$1,204.8	$719.4	$2,391.3	$1,324.8
Deduct:
Acquisition related costs	(47.2)	(121.4)	(104.4)	(143.6)
Restructuring and related costs	(165.8)	(19.4)	(307.0)	(23.3)
Share-based compensation expense	(29.5)	(14.3)	(60.5)	(32.9)
Other special items and reclassifications	(10.2)	(9.1)	(29.5)	(5.4)
Adjusted SG&A	$952.1	$555.2	$1,889.9	$1,119.6

Adjusted SG&A as % of total revenues	21%	20%	21%	21%

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
U.S. GAAP total operating expenses	$1,375.5	$891.5	$2,769.0	$1,612.9
Deduct:
Litigation settlements and other contingencies, net	(23.0)	(15.8)	(45.9)	(17.6)
R&D adjustments	(4.9)	(41.5)	(27.2)	(43.8)
SG&A adjustments	(252.7)	(164.2)	(501.4)	(205.2)
Adjusted total operating expenses	$1,094.9	$670.0	$2,194.5	$1,346.3

Adjusted earnings from operations (b)	$1,582.3	$812.8	$3,122.6	$1,516.9

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
U.S. GAAP interest expense	$167.1	$116.2	$336.1	$236.1
Add / (Deduct):
Interest expense related to clean energy investments	(0.3)	(1.0)	(0.3)	(2.1)
Accretion of contingent consideration liability	—	(3.1)	—	(6.4)
Amortization of premiums and discounts on long-term debt	16.5	—	32.5	—
Other special items	(2.7)	(1.4)	(5.4)	(2.8)
Adjusted interest expense	$180.6	$110.7	$362.9	$224.8

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
U.S. GAAP other expense (income), net	$4.2	$(2.0)	$10.3	$32.1
Add / (Deduct):
Clean energy investments pre-tax loss (c)	(16.7)	(17.2)	(34.6)	(34.5)
Other items	—	16.1	—	16.4
Adjusted other (income) expense	$(12.5)	$(3.1)	$(24.3)	$14.0

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
U.S. GAAP (loss) earnings before income taxes	$(219.1)	$20.0	$(660.4)	$50.7
Total pre-tax non-GAAP adjustments	1,633.4	684.7	3,444.5	1,227.2
Adjusted earnings before income taxes	$1,414.3	$704.7	$2,784.1	$1,277.9

U.S. GAAP income tax provision (benefit)	$60.1	$(19.4)	$656.4	$(9.5)
Adjusted tax expense (benefit)	173.7	149.8	(169.2)	245.9
Adjusted income tax provision	$233.8	$130.4	$487.2	$236.4

Adjusted effective tax rate	16.5%	18.5%	17.5%	18.5%
___________
(a)U.S. GAAP gross profit is calculated as total revenues less U.S. GAAP cost of sales. U.S. GAAP gross margin is calculated as U.S. GAAP gross profit divided by total revenues. Adjusted gross profit is calculated as total revenues less adjusted cost of sales. Adjusted gross margin is calculated as adjusted gross profit divided by total revenues.
(b)U.S. GAAP earnings from operations is calculated as U.S. GAAP gross profit less U.S. GAAP total operating expenses. Adjusted earnings from operations is calculated as adjusted gross profit less adjusted total operating expenses.
(c)Adjustment represents exclusion of activity related to Mylan's clean energy investments, the activities of which qualify for income tax credits under section 45 of the U.S. Internal Revenue Code of 1986, as amended.
Reconciliation of Estimated 2021 GAAP Net Cash Provided by Operating Activities to Free Cash Flow
(Unaudited; in millions)
A reconciliation of the estimated 2021 GAAP Net Cash provided by Operating Activities to Free Cash Flow is presented below:

Estimated GAAP Net Cash provided by Operating Activities	$2,800 - $2,950

Less: Capital Expenditures	$(500) - $(650)

Free Cash Flow	$2,200 - $2,400

Combined Adjusted EBITDA - Three and six months ended June 30, 2020

(In millions)	Three Months Ended June 30, 2020	Six Months Ended June 30, 2020
Upjohn - U.S. GAAP Income before taxes	$931.1	$1,816.4
Interest expense	57.4	111.1
Depreciation and amortization	79.0	155.8
Upjohn EBITDA	$1,067.5	$2,083.3

Other adjustments	(168.6)	(107.8)
Upjohn Adjusted EBITDA	$898.9	$1,975.5
Add: Mylan Adjusted EBITDA	878.6	1,629.3
Combined Adjusted EBITDA	$1,777.5	$3,604.8